SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2004
FILE NUMBER 811-1540
SERIES NO.: 3


74U.     1.   Number of shares outstanding
              Class A Shares               503,716
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares               322,581
              Class C Shares                41,342
              Class R Shares                    73
              Class I Shares                    54

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 9.48
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $8.81
              Class C Shares                 $8.82
              Class R Shares                 $9.43
              Class I Shares                 $9.60